UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):  November 8, 2011

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in charter)

Nevada	001-34546	04-3836208
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park,
Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 451-8434-6600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 8, 2011, the Board of Directors of China XD Plastics Company Limited (the “Company” ) approved by unanimous written consent to adopt the Second Amended and Restated Bylaws of the Company (the “Bylaws Amendment”). The Bylaws Amendment clarified stockholder voting requirements by deleting Article III, Section 7 in its entirety and restating the section as follows: "Except as may be otherwise provided in the Corporation’s Articles of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise required by law or the Corporation’s Articles of Incorporation, all elections shall be determined by a plurality of the votes duly cast and all other matters submitted to a vote of the stockholders shall be determined by a majority of the votes duly cast affirmatively or negatively."  The form of the Bylaws Amendment is incorporated herein by reference and is filed as Exhibit 3.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Second Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2011

CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Jie HAN
	Name:	Jie HAN
	Title:	Chief Executive Officer